Exhibit 5.1

April 7, 2022

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

Re: Sharps Technology, Inc. S-1 Registration Statement (File No. 333-263715)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Sharps Technology, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of (i) common units (the “Common Units”) consisting of shares of common stock, par value $0.0001 (the “Shares”) and warrants to purchase shares of common stock (the “Common Warrants”), (ii) shares of common stock issuable upon exercise of the Common Warrants (“Common Warrant Shares”), (iii) pre-funded units (the “Pre-Funded Units”), consisting of pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of common stock and Common Warrants, (iv) shares of common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (v) warrants to purchase shares of common stock to be issued to the underwriters thereunder (the “Underwriter Warrants”), and (vi) shares of common stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”). We understand that the Common Units, Pre-Funded Units, Shares, Common Warrants, Pre-Funded Warrants, and Underwriter Warrants are to be sold, as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	the issuance and sale of the Common Units, Pre-Funded Units, Shares, Common Warrants, Pre-Funded Warrants and Underwriter Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Common Units, Pre-Funded Units, Shares, Common Warrants, Pre-Funded Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable; and

2.	the issuance and sale of the Common Warrants, Pre-Funded Warrants, and Underwriter Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Common Warrants, Pre-Funded Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Common Warrant Shares, Pre-Funded Warrant Shares and Underwriter Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Common Warrants, Pre-Funded Warrants and Underwriter Warrants, respectively, (including the due payment of any exercise price therefor specified in the Common Warrants, Pre-Funded Warrants and Underwriter Warrants) the Common Warrant Shares, Pre-Funded Warrant Shares and Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Nevada and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

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